Bank of America 3Q21 Financial Results October 14, 2021

3Q21 Highlights (Comparison to 3Q20, unless otherwise noted) • Net income of $7.7B; diluted earnings per share of $0.85 • Revenue, net of interest expense, of $22.8B increased $2.4B, or 12% – Net interest income (NII) of $11.1B ($11.2B FTE1) increased $1.0B, or 10%, driven by strong deposit growth and related investment of excess liquidity, as well as Paycheck Protection Program (PPP) loan activity – Noninterest income of $11.7B increased $1.5B, or 14%, with growth across every business segment – Digital consumer and small business sales grew 27% • Provision for credit loss benefit of $0.6B included a $1.1B reserve release, primarily driven by asset quality improvement, with a net charge-off ratio approaching 50-year lows, lower nonperforming loans (NPLs) and reservable criticized commercial loans • Noninterest expense of $14.4B declined $0.6B, or 4%, from 2Q21, and was relatively flat YoY – Efficiency ratio of 63%; operating leverage2 of approximately 1,200 bps • Balance sheet expanded and remains strong – Average deposits of $1.9T increased $54B from 2Q21; up $247B, or 15% YoY – Average loans and leases of $921B grew at a QoQ annualized3 rate of 6%, excluding PPP loans, annualized growth was 9%4 – CET1 ratio of 11.1%; average global liquidity sources5 increased to $1.1T – Repurchased $9.9B of common stock in 3Q21, including repurchases to offset shares awarded under equity-based compensation plans – Paid $1.7B in common dividends, having increased the quarterly dividend 17%, to $0.21 per share • Making significant progress toward our $1.25B commitment to address racial equality and economic opportunity 2 Note: FTE stands for fully taxable-equivalent basis. 1 Represents a non-GAAP financial measure. For important presentation information about this measure, see slide 33. 2 Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 3 Annualized growth represents linked-quarter growth multiplied by four. 4 Average loans and leases was $921B and $908B for 3Q21 and 2Q21, an increase of $13B. Excluding average PPP loan balances of $13B and $20B, loan balances were $908B and $888B for the same periods. 5 See note C on slide 30 for definition of Global Liquidity Sources.

4.8% Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 0% 2% 4% 6% 8% 10% 12% 14% 16% Cumulative Total Consumer and Small Business Payments1,2 U.S. Economic Recovery Continues 1 Total payments include total credit card, debit card, ACH, wires, bill pay, person-to-person, cash and checks. 2 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. U.S. Unemployment RateNominal U.S. GDP 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 $18T $20T $22T $24T 3 Total Consumer and Small Business Payments1,2 $2.1 $2.3 $2.3 $2.8 2018 YTD 2019 YTD 2020 YTD 2021 YTD $0.0T $1.0T $2.0T $3.0T Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec $0.0T $0.5T $1.0T $1.5T $2.0T $2.5T $3.0T YTD September spending level equivalent to YTD November for the average of the last three years. 2021 Avg. ‘18-’20 Above pre-pandemic levels

Daily Loan and Lease Balance Trends ($B) 1 Excludes balances related to PPP (recorded in Commercial) of $8.4B, $15.7B, $21.1B, $22.7B, and $24.7B for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively. End of period total loans and leases were $927.7B, $918.9B, $903.1B, $927.9B, and $955.2B for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively. End of period Commercial loans and leases were $504.3B, $500.8B, $490.9B, $499.1B and $515.4B for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively. Excluding end of period PPP loan balances, total loans and leases were $919.4B and $903.3B for 3Q21 and 2Q21, and Commercial loan balances were $495.9B and $485.1B. Total loans and leases increased $8.8B, and excluding PPP loan balances, increased $16.1B, quarter-over-quarter. Total Commercial loans and leases increased $3.5B, and excluding PPP loan balances, increased $10.8B, quarter-over-quarter. 2 Credit card and residential mortgage only include balances recorded in Consumer Banking and GWIM. Total Loans and Leases by Product ex. PPP1 Credit Card2 Residential Mortgage2 Total Loans and Leases ex. PPP1 4 03/31/20 09/30/21 $850 $900 $950 $1,000 $1,050 $1,100 03/31/20 09/30/21 $350 $400 $450 $500 $550 $600 03/31/20 09/30/21 $70 $75 $80 $85 $90 $95 03/31/20 09/30/21 $195 $200 $205 $210 $215 $220 $225 Commercial Consumer

Return to Pre-pandemic Organic Growth

	3Q21[1]	vs. 3Q19[1]
Net New Consumer Checking Accounts (YTD)	739K	+56%
Average Consumer Checking Account Balance	$10.6K	+40%
New Consumer Investment Accounts	104K	+9%
Consumer Preferred Rewards Enrolled Clients[2]	7.8MM	+31%
Consumer and Small Business Digital Sales (units)	1.4MM	+33%
AUM Flows (YTD)	$45B	+167%
GWIM Average Loans	$200B	+17%
GTS FX[3] (YTD)	Volume: 14MM Value: $203B	+89% +30%
Commercial Committed Exposure	$1,094B	+4%
Investment Banking Fee Market Share[4]	6.9%	+60 bps
Global Markets Average Assets (YTD)	$776B	+14%
Equities Sales & Trading Revenues (incl. DVA) (YTD)	$5.1B	+46%

[1] Except where otherwise noted, reflects figures for 3Q21 compared to 3Q19. YTD figures reflect figures for the first nine months of 2021 compared to the first nine months of 2019.
[2] As of August 2021.
[3] GTS stands for Global Transaction Services. Volume represents number of transactions; value represents notional dollars.
[4] As per Dealogic data for the respective periods; includes self-led and asset-backed securities and mortgage-backed securities.

5

$1.25B Commitment to Address Racial Equality & Economic Opportunity Progress to date We have accelerated our work through a five-year $1.25 billion commitment 6 To date, we have directly funded more than $400MM, or about one-third of our five-year commitment. This includes: • Our commitment includes sustainable finance through lending and investing, Community Development Financial and Minority Depository Institutions (CDFIs/MDIs) partnerships, financing solutions for small businesses, our diversity and inclusion work and hiring practices, philanthropy, thought leadership and advocacy, and more. • The commitment is focused on driving progress in the following drivers of racial equality and economic opportunity: $36MM in equity investments in minority depository institutions and CDFI banks $72MM in philanthropic funding, including our founding partnership of the Smithsonian’s “Our Shared Future: Reckoning with our Racial Past” $300MM in direct equity investments in minority-focused funds to support minority and women entrepreneurs and businesses We have made significant progress since making our initial commitment in the summer of 2020 Job creation and reskilling Affordable housing Access to healthcare Business ownership

Making Financial Lives Better via Community Banking

Community Banking focuses entirely on the financial well-being of our mass market clients, providing the right products, jobs and capital to help them meet their financial goals

Essential Solutions

Providing the right products to help clients manage their financial lives

- ~1,200 Financial Centers with ~5,300 ATMs and ~8,000 associates in low- and moderate-income (LMI) neighborhoods
- Essential Solutions:
  - 3MM SafeBalance accounts
  - 358K Secured Card accounts
  - ~100K Balance Assist loans
  - ~$15B saved through "Keep the Change" savings program
- 73% of Hispanic-Latino Households are active mobile users
- 22% of new home purchases YTD were in LMI neighborhoods
- ~$103MM in down payment and closing cost grants to ~8,500 clients YTD

Financial Empowerment

Helping clients discover the route to financial health

- Hiring of more than 12K teammates through the Pathways[1] development and education program, with a commitment of 20K teammates by 2025
- Bank of America Community Homeownership Commitment® of $15B through 2025, with $7.4B in lending deployed since April 2019, assisting more than 29,000 families, including over $269MM in grants
- Consumers have accessed financial education on the Better Money Habits website 5.4MM times this year

Access to Capital

Investing capital in underrepresented populations

- Provide access to more than $1.8B in capital via our CDFI portfolio, with over 250 partners in all 50 states
- Deployed more than $50MM of our social bond commitment to help underserved minority business owners in the healthcare sector
- ~$2B annual spend on Supplier Diversity Program
- $20MM Veterans Entrepreneur Lending Program with $500,000 deployed to the Wisconsin Women's Business Investment Corporation to support Veteran Entrepreneurs

[1] Bank of America's Pathways program is an ongoing hiring and professional skills training commitment to drive economic mobility in LMI communities.

7

3Q21 Financial Results

Summary Income Statement ($B, except per share data)	**3Q21**	**2Q21**	**Inc / (Dec)**		**3Q20**	**Inc / (Dec)**	
Total Revenue, net of interest expense	**$22.8**	$21.5	$1.3	6 %	$20.3	$2.4	12 %
Provision (benefit) for credit losses	**(0.6)**	(1.6)	1.0	(62)	1.4	(2.0)	(145)
Net charge-offs	**0.5**	*0.6*	*(0.1)*	*(22)*	*1.0*	*(0.5)*	*(52)*
Reserve build (release)[1]	***(1.1)***	*(2.2)*	*1.1*	*(51)*	*0.4*	*(1.5)*	*N/M*
Noninterest Expense	**14.4**	15.0	(0.6)	(4)	14.4	—	—
Pretax Income	**9.0**	8.0	0.9	11	4.5	4.4	97
Pretax, pre-provision income[2]	***8.3***	*6.4*	*1.9*	30	*5.9*	*2.4*	40
Income tax expense	**1.3**	(1.2)	2.4	N/M	(0.3)	1.6	N/M
Net income	**$7.7**	$9.2	($1.5)	(17)	$4.9	$2.8	58
Diluted earnings per share	**$0.85**	$1.03	($0.18)	(17)	$0.51	$0.34	67
Average diluted common shares (in millions)	**8,493**	8,735	(243)	(3)	8,777	(285)	(3)

2Q21 and 3Q20 included positive income tax adjustments related to the revaluation of U.K. deferred tax assets of $2.0B and $0.7B

Return Metrics and Efficiency Ratio	3Q21	2Q21	3Q20
Return on average assets	**0.99 %**	1.23 %	0.71 %
Return on average common shareholders' equity	**11.4**	14.3	7.2
Return on average tangible common shareholders' equity[2]	**15.8**	19.9	10.2
Efficiency ratio	**63**	70	71

Note: Amounts may not total due to rounding. N/M stands for not meaningful.
[1] For more information on reserve build (release), see note A on slide 30.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 30. For important presentation information about these measures, see slide 33.

8

Balance Sheet, Liquidity and Capital

(EOP basis unless noted)

Balance Sheet Metrics	3Q21	2Q21	3Q20
Assets ($B)			
Total assets	**$3,085**	$3,030	$2,738
Total loans and leases	**928**	919	955
Total loans and leases in business segments[1]	**911**	901	932
Total debt securities	**969**	940	584
Funding & Liquidity ($B)			
Total deposits	**$1,965**	$1,909	$1,703
Long-term debt	**279**	275	256
Global Liquidity Sources (average)[2]	**1,120**	1,063	859
Equity ($B)			
Common shareholders' equity	**$249**	$254	$245
Common equity ratio	**8.1 %**	8.4 %	9.0 %
Tangible common shareholders' equity[3]	**$179**	$183	$175
Tangible common equity ratio[3]	**5.9 %**	6.2 %	6.6 %
Per Share Data			
Book value per common share	**$30.22**	$29.89	$28.33
Tangible book value per common share[3]	**21.69**	21.61	20.23
Common shares outstanding (in billions)	**8.24**	8.49	8.66

Basel 3 Capital ($B)[4]	3Q21	2Q21	3Q20
Common equity tier 1 capital (CET1)	**$174**	$179	$173
Standardized approach			
Risk-weighted assets	**$1,567**	$1,552	$1,460
CET1 ratio	**11.1 %**	11.5 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,381**	$1,380	$1,364
CET1 ratio	**12.6 %**	13.0 %	12.7 %
Supplementary leverage (SLR)			
SLR as reported[5]	**5.6 %**	5.9 %	6.9 %
SLR (without temporary exclusions)			6.2

- CET1 ratio decreased 40 bps vs. 2Q21[4]
  - 3Q21 CET1 ratio (Standardized) of 11.1%
  - 3Q21 CET1 ratio (Advanced) of 12.6%
  - CET1 capital of $174B decreased $4.4B from 2Q21, driven by capital return activity, partially offset by net income
  - Standardized RWA of $1,567B increased $16B from 2Q21
- Book value per share improved 7% from 3Q20, to $30.22
- $1.1T in average Global Liquidity Sources,[2] up $261B, or 30%, from 3Q20

[1] Excludes loans and leases in All Other.
[2] See note C on slide 30 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 33.
[4] Regulatory capital ratios at September 30, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common Equity Tier 1 (CET1) is the Standardized approach for all reporting periods presented.
[5] Supplementary leverage exposure at September 30, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

9

$950 $913 $887 $889 $903 319 305 291 282 281 186 187 188 194 200 373 346 330 325 325 72 74 77 88 97 Consumer Banking GWIM Global Banking Global Markets 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 $800 $1,000 $1,200 20 18 17 15 14 4 4 4 4 4 $24 $22 $21 $19 $18 Residential mortgage Home equity 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $10 $20 $30 $974 $935 $908 $908 $921 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 $800 $1,000 $1,200 Average Loans and Leases1 QoQ Annualized2 +6% Note: Amounts may not total due to rounding. 1 Includes balances related to PPP (included in Commercial loans) of $12.8B split between Consumer $8.1B, GWIM $0.5B and Global Banking $4.1B for 3Q21; balances of $19.8B split between Consumer $11.4B, GWIM $0.7B and Global Banking $7.7B for 2Q21; balances of $23.1B split between Consumer $13.9B, GWIM $0.7B and Global Banking $8.5B for 1Q21; balances of $24.5B split between Consumer $14.5B, GWIM $0.8B and Global Banking $9.2B for 4Q20; and balances of $24.7B split between Consumer $14.5B, GWIM $0.8B and Global Banking $9.4B for 3Q20. 2 Annualized growth represents linked-quarter growth multiplied by four. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) Total Loans and Leases ($B) $446 $432 $418 $413 $419 $528 $502 $489 $494 $501 Consumer loans Commercial loans 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 10 Ex. PPP $949 $910 $885 $888 $908 QoQ Annualized2 +9% Ex. PPP $925 $888 $864 $869 $890

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposits Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. $292 $306 $326 $333 $339 273 285 304 309 314 19 20 23 24 26 Interest-bearing Noninterest-bearing 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $100 $200 $300 $400 $1,695 $1,737 $1,806 $1,889 $1,943 1,083 1,091 1,130 1,160 1,178 612 646 675 729 764 Interest-bearing Noninterest-bearing 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $500 $1,000 $1,500 $2,000 $2,500 $471 $478 $487 $507 $534 190 170 165 163 166 281 309 322 344 368 Interest-bearing Noninterest-bearing 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 +15% +39% +9% +25% YoY +15% YoY +16% YoY +16% (13%) +31% +15% YoY +13% 11 $861 $885 $924 $979 $1,001 378 389 405 425 435 207 213 224 231 232 276 283 295 323 333 Money market, Savings, CD/IRA Interest checking Noninterest-bearing 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $250 $500 $750 $1,000 $1,250 +17%

Net Interest Income (FTE, $B)1 • Net interest income of $11.1B ($11.2B FTE1) – Increased $861MM from 2Q21, driven by deposit growth and related investment of liquidity, higher PPP NII due to loan forgiveness, lower premium amortization expense, higher loan balances, and one additional accrual day ▪ Premium amortization expense of $1.4B vs. $1.6B in 2Q21 ▪ PPP NII of $309MM, increased $166MM vs. 2Q21 • Net interest yield of 1.68% increased 7 bps from 2Q21 – Excluding Global Markets, net interest yield of 1.93%1 • Interest rate sensitivity as of September 30, 20212 – +100 bps parallel shift in the interest rate yield curve is estimated to benefit net interest income by $7.2B over the next 12 months Net Interest Income Net Interest Yield (FTE)1 Notes: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.0B, $1.0B, $1.0B, $1.1B and $1.1B and average earning assets of $557.3B, $531.0B, $495.3B, $472.4B and $476.2B for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively. The Company believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 33. 2 NII asset sensitivity represents banking book positions. See note D on slide 30 for information on asset sensitivity assumptions. 1.72% 1.71% 1.68% 1.61% 1.68% 1.92% 1.90% 1.90% 1.83% 1.93% Reported net interest yield Net interest yield excl. GM 3Q20 4Q20 1Q21 2Q21 3Q21 1.00% 1.50% 2.00% 2.50% $10.2 $10.4 $10.3 $10.3 $11.2 $10.1 $10.3 $10.2 $10.2 $11.1 Net interest income (GAAP) FTE Adjustment 3Q20 4Q20 1Q21 2Q21 3Q21 $0.0 $5.0 $10.0 $15.0 12

$14.4 $13.9 $15.5 $15.0 $14.4 8.2 8.2 9.7 8.7 8.7 6.2 5.7 5.8 6.4 5.7 Compensation and benefits Other 3Q20 4Q20 1Q21 2Q21 3Q21 $0.0 $10.0 $20.0 71% 69% 68% 70% 63% 3Q20 4Q20 1Q21 2Q21 3Q21 50% 60% 70% 80% • Noninterest expense of $14.4B declined $0.6B from 2Q21, primarily reflecting the absence of a $500MM contribution to the Bank of America Foundation made in 2Q21, and elevated 2Q21 costs associated with processing transactional card claims related to unemployment benefits, partially offset by higher revenue-related costs • 3Q21 expenses were relatively flat vs. 3Q20, as higher revenue-related expenses were largely offset by lower litigation expense and lower COVID-related costs Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 13

• Total net charge-offs of $463MM1 decreased $132MM from 2Q21 – Consumer net charge-offs of $329MM decreased $184MM, driven by lower Card losses – Commercial net charge-offs of $134MM remained low • Historically low net charge-off ratio of 20 bps decreased 7 bps from 2Q21 • Provision benefit of $624MM included a $1.1B net reserve release, driven primarily by asset quality improvements – Commercial reserve release of $0.8B – Consumer reserve release of $0.2B, primarily driven by Card • Allowance for loan and lease losses of $13.2B represented 1.43% of total loans and leases1 – Total allowance of $14.7B included $1.5B for unfunded commitments • NPLs decreased $193MM from 2Q21, driven by Commercial – 52% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $24.1B decreased $4.7B from 2Q21, driven by decreases across a broad range of industries – Reservable criticized exposure has declined nearly $15B, or 38%, since year end Asset Quality 1 Excludes loans measured at fair value. Provision (Benefit) for Credit Losses ($MM) Net Charge-offs ($MM)1 $1,389 $53 ($1,860) ($1,621) ($624) 3Q20 4Q20 1Q21 2Q21 3Q21 ($2,500) ($1,250) $0 $1,250 $2,500 $972 $881 $823 $595 $463 0.40% 0.38% 0.37% 0.27% 0.20% Net charge-offs Net charge-off ratio 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $250 $500 $750 $1,000 $1,250 0.00% 0.25% 0.50% 0.75% 1.00% 14

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. $408 $399 $130 $82 $134 0.31% 0.32% 0.11% 0.07% 0.11% C&I Small business and other Commercial NCO ratio 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $100 $200 $300 $400 $500 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $564 $482 $693 $513 $329 0.50% 0.44% 0.67% 0.50% 0.31% Credit card Other Consumer NCO ratio 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $250 $500 $750 $1,000 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 3Q21 2Q21 3Q20 Provision ($705) ($914) $1,094 Reservable criticized utilized exposure 24,142 28,878 35,710 Nonperforming loans and leases 1,697 1,863 2,193 % of loans and leases1 0.34% 0.38% 0.43 % Allowance for loans and leases $5,961 $6,663 $8,905 % of loans and leases1 1.20% 1.35% 1.75 % Consumer Metrics ($MM) 3Q21 2Q21 3Q20 Provision $81 ($707) $295 Nonperforming loans and leases 3,017 3,044 2,357 % of loans and leases1 0.71% 0.73% 0.54 % Consumer 30+ days performing past due $3,001 $3,233 $4,386 Fully-insured2 930 997 1,213 Non fully-insured 2,071 2,236 3,173 Consumer 90+ days performing past due 1,106 1,235 1,410 Allowance for loans and leases 7,194 7,432 10,691 % of loans and leases1 1.70% 1.78% 2.43% # times annualized NCOs 5.52 x 3.61 x 4.76 x 15

Consumer Banking

Summary Income Statement ($MM)	3Q21	Inc / (Dec) 2Q21	Inc / (Dec) 3Q20
Total revenue, net of interest expense	**$8,838**	$652	$799
Provision (benefit) for credit losses	**247**	944	(232)
Net charge-offs	***489***	*(136)*	*(169)*
Reserve build (release)	***(242)***	*1,080*	*(63)*
Noninterest expense	**4,558**	(301)	(284)
Pretax income	**4,033**	9	1,315
Pretax, pre-provision income[1]	***4,280***	*953*	*1,083*
Income tax expense	**988**	2	322
Net income	**$3,045**	$7	$993

Key Indicators ($B)	3Q21	2Q21	3Q20
Average deposits	**$1,000.8**	$979.1	$861.0
Rate paid on deposits	**0.02 %**	0.02 %	0.05 %
Cost of deposits[2]	**1.09**	1.18	1.37
Average loans and leases	**$281.4**	$281.8	$318.8
Net charge-off ratio	**0.69 %**	0.89 %	0.82 %
Consumer investment assets[3]	**$353.3**	$345.8	$266.7
Active mobile banking users (MM)	**32.5**	31.8	30.6
% Consumer sales through digital channels	**43 %**	44 %	44 %
Number of financial centers	**4,215**	4,296	4,309
Combined credit /debit purchase volumes[4]	**$200.6**	$200.3	$166.1
Total consumer credit card risk-adjusted margin[4]	**10.70 %**	9.76 %	9.66 %
Return on average allocated capital	**31**	32	21
Allocated capital	**$38.5**	$38.5	$38.5
Efficiency ratio	**52 %**	59 %	60 %

- Net income of $3.0B increased significantly from 3Q20, as a result of improved revenue and lower expenses and credit costs
- Revenue of $8.8B increased 10% from 3Q20, driven by improved net interest income and higher fee income
- Provision expense of $247MM decreased $232MM, driven primarily by asset quality improvements
- Noninterest expense of $4.6B decreased 6% from 3Q20, driven by lower COVID-19 related costs
- Average deposits of $1T grew $140B, or 16%, from 3Q20
  - 56% of deposits in checking accounts; 93% primary accounts[5]
  - Average cost of deposits[2] of 1.09%
- Average loans and leases of $281B decreased $37B, or 12%, from 3Q20
  - Average loans and leases, excluding PPP, grew $3B vs. 2Q21[6]
- Combined credit / debit card spend[4] of $201B increased 21% from 3Q20
  - Credit up 26%; debit up 17%
- Consumer investment assets[3] of $353B grew $87B, or 32%, from 3Q20, driven by market performance and strong client flows
  - $21B of client flows since 3Q20
  - 3.2MM client accounts, up 9% YoY
- 7.8MM Consumer clients enrolled in Preferred Rewards, up ~0.9MM, or 13%, from 3Q20
  - 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 30. For important presentation information, see slide 33.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] Consumer investment assets includes client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] Average loans and leases was $281B and $282B for 3Q21 and 2Q21. Excluding average PPP loan balances of $8B and $11B, loan balances were $273B and $270B for the same period. For important presentation information, see slide 33.

16

Total Expense ($B) and Efficiency Business Leadership1 • No. 1 in customer satisfaction for U.S. Online (A) Banking among National Banks by J.D. Power(B) • No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power(B) • No. 1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power(C) • No. 1 in estimated U.S. Retail Deposits(D) • No. 1 Online Banking and Mobile Banking Functionality(E) • No. 1 in Prime Auto Credit Distribution of New Originations Among Peers(F) • No. 1 Mortgage and Home Equity Lending Digital Experience(G) • No. 1 Small Business Lender(H) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets3 ($B) and Accounts (MM) Average Loans and Leases ($B)2 Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Average loans and leases includes PPP balances of $8B in 3Q21, $11B in 2Q21, $14B in 1Q21, $15B in 4Q20, and $15B in 3Q20. 3 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking. $8.0 $8.2 $8.1 $8.2 $8.8 5.9 6.0 5.9 6.0 6.5 2.1 2.3 2.1 2.2 2.3 Net interest income Noninterest income 3Q20 4Q20 1Q21 2Q21 3Q21 $0.0 $2.5 $5.0 $7.5 $10.0 $4.8 $4.8 $5.1 $4.9 $4.6 60% 58% 64% 59% 52% Noninterest expense Efficiency ratio 3Q20 4Q20 1Q21 2Q21 3Q21 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% 80% $861 $885 $924 $979 $1,001 480 492 515 550 562 381 393 409 429 439 Checking Other 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 $800 $1,000 $1,200 $319 $305 $291 $282 $281 128 121 114 110 111 79 76 72 71 73 48 47 47 47 48 30 28 26 25 24 34 33 32 30 27 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $100 $200 $300 $400 17 $267 $306 $324 $346 $353 3.0 3.0 3.1 3.2 3.2 Assets Accounts 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $100 $200 $300 $400 2.0 3.0 4.0

Deposit Transactions by Channel Digital SalesDigital Active Users1 and Households2 Digital Channel Usage3,4 77% 79% 85% 85% 23% 21% 15% 15% Digital / ATM Financial Center 3Q18 3Q19 3Q20 3Q21 0% 25% 50% 75% 100% 891 1,027 1,074 1,367 27% 29% 44% 43% Digital Unit Sales (K) Digital as a % of Total Sales 3Q18 3Q19 3Q20 3Q21 250 500 750 1,000 1,250 1,500 20% 30% 40% 50% 60% 1,799 2,077 2,259 2,635 515 613 688 853 Digital Channel Usage (MM) Digital Appointments (K) 3Q18 3Q19 3Q20 3Q21 550 1,100 1,650 2,200 2,750 400 600 800 1,000 36.2 38.0 39.3 40.9 62% 66% 69% 70% Digital Active Users (MM) Digital Household Adoption % 3Q18 3Q19 3Q20 3Q21 20.0 25.0 30.0 35.0 40.0 45.0 50% 60% 70% 80% Client Engagement Person-to-Person Payments (Zelle)5 Digital Volumes 42 81 140 202 $12 $21 $39 $60 Transactions (MM) Volume ($B) 3Q18 3Q19 3Q20 3Q21 0 75 150 225 $0 $25 $50 $75 Record 40.9MM Digital Users, up 1.6MM Year-over-Year Note: Amounts may not total due to rounding. 1 Digital active users represents mobile and/or online 90-day active users. 2 Household adoption represents households with consumer bank login activities in a 90-day period. 3 Digital channel usage represents the total number of desktop and mobile banking sessions. 4 Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet. 5 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users. Total Erica Users and Interactions (MM) 3.4 9.0 15.9 22.9 7.5 19.1 34.3 104.6 Erica Users Erica Interactions 3Q18 3Q19 3Q20 3Q21 0.0 5.0 10.0 15.0 20.0 25.0 0.0 50.0 100.0 150.0 6.1 8.9 12.2 15.1 users (MM) 18 Digital Adoption

Global Wealth & Investment Management

Summary Income Statement ($MM)	3Q21	Inc / (Dec) 2Q21	Inc / (Dec) 3Q20
Total revenue, net of interest expense	**$5,310**	$245	$764
Provision (benefit) for credit losses	**(58)**	4	(82)
Net charge-offs	**7**	*7*	*13*
Reserve build (release)	**(65)**	*(3)*	*(95)*
Noninterest expense	**3,745**	(68)	212
Pretax income	**1,623**	309	634
Pretax, pre-provision income[1]	**1,565**	*313*	*552*
Income tax expense	**398**	76	156
Net income	**$1,225**	$233	$478

Key Indicators ($B)	3Q21	2Q21	3Q20
Average deposits	**$339.4**	$333.5	$291.8
Rate paid on deposits	**0.03 %**	0.03 %	0.04 %
Average loans and leases	**$199.7**	$194.0	$185.6
Net charge-off ratio	**0.01 %**	0.00 %	(0.01) %
AUM flows	**$14.8**	$11.7	$1.4
Pretax margin	**31 %**	26 %	22 %
Return on average allocated capital	**30**	24	20
Allocated capital	**$16.5**	$16.5	$15.0

- Net income of $1.2B increased 64% from 3Q20
  - Pretax margin of 31% in 3Q21
- Record revenue of $5.3B increased 17% compared to 3Q20, driven by record asset management fees and the impact of strong loan and deposit growth
- Noninterest expense of $3.7B increased 6% vs. 3Q20, primarily driven by higher revenue-related incentives
- Record client balances of $3.7T increased 20% from 3Q20, driven by higher market valuations and positive client flows
  - Strong AUM flows of $15B in 3Q21
- Average deposits of $339B increased $48B, or 16%, from 3Q20
- Average loans and leases of $200B increased $14B, or 8%, from 3Q20, driven by securities-based lending, custom lending, and residential mortgage lending
  - 46th consecutive quarter of average loan and lease balance growth
- ~4,200 net new households in Merrill Lynch and ~275 net new relationships in Private Bank in 3Q21
- 78% of Merrill Lynch households digitally active across the enterprise, and a record 83% of Private Bank clients
  - In 3Q21, a record 74% of eligible checks were deposited through automated channels by Merrill Lynch clients and a record 75% by Private Bank clients

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 30. For important presentation information, see slide 33.

19

Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 in Barron’s Top 1,200 Financial Advisors and Top 100 Women Advisors (2021) • No. 1 in Forbes’ Top Next Generation Advisors and Best-in-State Wealth Advisors (2021) • No. 1 in personal trust assets under management(I) • Digital Wealth Impact Innovation Award for Digital Engagement(J) • Wealth Tech Award – Best Use of Technology (North America) and Best Use of Technology for client acquisition (North America)(K) • Wealth Manager award for emerging technology(L) • Best Technology for The Client Engagement Workstation and Redefining Wealth Planning(M) • Best Private Bank in North America(N) Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Average loans and leases includes PPP balances of $0.5B in 3Q21, $0.7B in 2Q21, $0.7B in 1Q21, $0.8B in 4Q20, and $0.8B in 3Q20. 3 End of period. Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $49B, $47B, $49B, $52B and $50B for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Loans and Leases ($B)2 Total Revenue ($B) Client Balances ($B)3,4 $4.5 $4.7 $5.0 $5.1 $5.3 1.2 1.3 1.3 1.4 1.5 2.7 2.8 3.0 3.1 3.2 0.6 0.6 0.7 0.6 0.6 Net interest income Asset management fees Brokerage / Other 3Q20 4Q20 1Q21 2Q21 3Q21 $0.0 $2.0 $4.0 $6.0 1,286 1,408 1,467 1,549 1,579 1,345 1,480 1,535 1,619 1,612 296 322 333 331 346 190 191 193 201 205 $3,067 $3,350 $3,480 $3,653 $3,693 AUM Brokerage / Other Deposits Loans and leases 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $1,000 $2,000 $3,000 $4,000 $186 $187 $188 $194 $200 93 92 91 92 94 41 43 45 47 50 49 50 50 52 53 Consumer real estate Securities-based lending Custom lending Credit card 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $50 $100 $150 $200 $250 $292 $306 $326 $333 $339 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $100 $200 $300 $400 20

Global Wealth & Investment Management Digital Update

Advisor-led client interactions, powered by digital

Digital Adoption

GWIM[1] +78%, up from 76%

Online Mobile

78% of Merrill Lynch[2] households digitally active across the enterprise, up from 77% in 3Q20

83% of Private Bank[3] relationships digitally active across the enterprise, up from 81% in 3Q20

Customer Engagement

Merrill Lynch

1.4MM

Client advisor secure messages

94K digital meetings hosted by advisors in 3Q21, includes Webex and Zoom

Private Bank

85K

Client advisor secure messages YTD

New "My Financial Picture" enables linking of external accounts in PB online and mobile

Digital Volume

74%

Households enrolled in eDelivery

227K forms signed digitally in 3Q

378K secure texts exchanged, up 3% YoY

1.4MM

Proactive client insights

100% associate adoption of Erica-based AI workstation

3.1MM

Client logins up 5% YoY

Mobile accounts for 53% of all logins

+349%

Growth YoY in Erica sessions

Zelle transactions up 48% YoY and digital wallet transactions up 73% YoY

[1] GWIM Digital Adoption is Merrill Digital Households + Digital Private Bank Relationships out of total Merrill Primary Households + Private Bank Core Relationships as of August 2020 / 2021.

[2] ML households represent those households $250K+ as of September 2021.

[3] Private Banking core relationships reflect relationships $3MM+ and excludes: Irrevocable Trust-only relationships; Institutional Philanthropic relationships; Exiting relationships as of August 2021.

21

Global Banking

Summary Income Statement ($MM)	3Q21	Inc / (Dec) 2Q21	3Q20
Total revenue, net of interest expense[1]	**$5,244**	$154	$727
Provision (benefit) for credit losses	**(781)**	50	(1,664)
Net charge-offs	***8***	*5*	*(320)*
Reserve build (release)	***(789)***	*45*	*(1,344)*
Noninterest expense	**2,534**	(65)	169
Pretax income	**3,491**	169	2,222
Pretax, pre-provision income[2]	***2,710***	*219*	*558*
Income tax expense	**942**	45	599
Net income	**$2,549**	$124	$1,623

Selected Revenue Items ($MM)	3Q21	2Q21	3Q20
Total Corporation IB fees (excl. self-led)[1]	**$2,168**	$2,122	$1,769
Global Banking IB fees[1]	**1,297**	1,173	970
Business Lending revenue	**1,865**	1,912	1,803
Global Transaction Services revenue	**1,867**	1,720	1,612

Key Indicators ($B)	3Q21	2Q21	3Q20
Average deposits	**$534.2**	$506.6	$471.3
Average loans and leases	**324.7**	325.1	373.1
Net charge-off ratio	**0.01 %**	0.00 %	0.36 %
Return on average allocated capital	**24**	23	9
Allocated capital	**$42.5**	$42.5	$42.5
Efficiency ratio	**48 %**	51 %	52 %

- Net income of $2.5B increased $1.6B from 3Q20, driven by lower credit costs and higher revenue
- Revenue of $5.2B increased $0.7B vs. 3Q20, reflecting higher investment banking fees, higher leasing-related revenue, and strong deposit growth, which benefited NII
- Total Corporation investment banking fees of $2.2B (excl. self-led) increased $0.4B, or 23%, from 3Q20
  - Second best quarter for firm-wide fees post-merger, after 1Q21
- Provision for credit losses improved $1.7B to a benefit of $0.8B
  - Current quarter reserve release primarily driven by asset quality improvements, whereas the reserve build in the year-ago quarter was driven by COVID-19 impacted industries such as travel and entertainment
- Noninterest expense of $2.5B increased 7% from 3Q20, largely driven by higher revenue-related costs and continued investments in the franchise
- Average deposits of $534B increased $63B, or 13%, from 3Q20, reflecting client liquidity and valued relationships
- Average loans and leases of $325B decreased 13% from 3Q20, driven by paydowns, but remained relatively flat vs. 2Q21

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 30. For important presentation information about this measure, see slide 33.

22

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Average loans and leases includes PPP balances of $4B in 3Q21, $8B in 2Q21, $9B in 1Q21, $9B in 4Q20 and $9B in 3Q20. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Self-led deals of $56MM, $97MM, $42MM, $44MM and $32MM for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively are embedded within Debt, Equity, and Advisory. Total Corporation IB fees excludes self-led deals. 5 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • Outstanding Financial Innovator – 2021 Global(O) • North America’s Best Bank for Small to Medium-sized Enterprises(P) • Best Global Bank for Cash Management and Payments & Collections(Q) • Best Mobile Cash Management Software(Q) • World’s Best Bank for Payments and Treasury and North America’s Best Bank for Transaction Services(P) • Best Transaction Bank in North America, Best Supply Chain Finance Bank(R) • 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management(S) • Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America(O) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021) Average Loans and Leases ($B)2 Total Revenue ($B)3 Total Corporation IB Fees ($MM)4 $4.5 $4.8 $4.6 $5.1 $5.2 2.0 2.0 2.0 2.0 2.2 1.0 1.1 1.2 1.2 1.3 0.8 0.9 0.8 0.9 0.9 0.7 0.8 0.6 1.0 0.9 Net interest income IB fees Service charges All other income 3Q20 4Q20 1Q21 2Q21 3Q21 $0.0 $2.0 $4.0 $6.0 740 718 988 1,110 933 664 641 900 702 637 397 549 400 407 654 $1,769 $1,864 $2,246 $2,122 $2,168 Debt Equity Advisory 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $500 $1,000 $1,500 $2,000 $2,500 176 165 160 157 160 174 159 148 148 148 14 13 13 13 13 $373 $346 $330 $325 $325 Commercial Corporate Business Banking 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $100 $200 $300 $400 $500 5 $471 $478 $487 $507 $534 Noninterest-bearing Interest bearing 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $100 $200 $300 $400 $500 $600 23 60% 65% 66% 68% 69% 40% 35% 34% 32% 31%

Global Banking Digital Update

Creating an innovative digital experience for our clients

Digital Adoption

74%

Online | Mobile | Connect | API

Digitally Active Clients
across commercial, corporate, and business banking clients (CashPro® & BA360 platforms)

2% YoY[1]

Client Engagement

49%

Sign-ins on the CashPro® App

Rolling 12 months[2]

~59M

Proactive Alerts and Insights from CashPro®

17%, rolling 12 months[2]

33%

Global Digital Disbursements
Payments to Digital Wallets, YTD YoY[1]

YTD 85%[1] of volume sent via Zelle®

~25MM

Intelligent Receivables

Incoming receivables digitally matched in last 12 months[1]

Digital Volume

$304B

Payment Approvals on the CashPro® App

80% in volume, rolling 12 months[2]

13%

Digital Wallet Enrollment for Commercial Cards

YoY (North America)[1]

[1] As of August, 2021.
[2] As of September 30, 2021.

24

Global Markets[1]

Summary Income Statement ($MM)	3Q21	Inc / (Dec) 2Q21	3Q20
Total revenue, net of interest expense[2]	**$4,519**	($201)	$236
Net DVA	***(20)***	*14*	*96*
Total revenue (excl. net DVA)[2,3]	***4,539***	*(215)*	*140*
Provision (benefit) for credit losses	**16**	(6)	(5)
Net charge-offs	**—**	—	*(17)*
Reserve build (release)	***16***	*(6)*	*12*
Noninterest expense	**3,252**	(219)	150
Pretax income	**1,251**	24	91
Pretax, pre-provision income[4]	***1,267***	*18*	*86*
Income tax expense	**325**	6	23
Net income	**$926**	$18	$68
Net income (excl. net DVA)[3]	***$941***	***$7***	***($5)***

Selected Revenue Items ($MM)[2]	3Q21	2Q21	3Q20
Sales and trading revenue	**$3,614**	$3,561	$3,224
Sales and trading revenue (excl. net DVA)[3]	**3,634**	3,595	3,340
FICC (excl. net DVA)[3]	**2,025**	1,965	2,126
Equities (excl. net DVA)[3]	**1,609**	1,630	1,214
Global Markets IB fees	**844**	959	738

Key Indicators ($B)	3Q21	2Q21	3Q20
Average total assets	**$804.9**	$797.6	$681.0
Average trading-related assets	**563.7**	566.8	485.3
Average 99% VaR ($MM)[5]	**78**	77	109
Average loans and leases	**97.1**	87.8	72.3
Return on average allocated capital	**10 %**	10 %	9 %
Allocated capital	**$38.0**	$38.0	$36.0
Efficiency ratio	**72 %**	74 %	72 %

- Net income of $0.9B increased $68MM from 3Q20
  - Excluding net DVA, net income of $0.9B decreased 1%[3]
- Revenue of $4.5B increased 6% from 3Q20; excluding net DVA, revenue increased 3%[3]
- Reported sales and trading revenue of $3.6B
  - FICC revenue of $2.0B
  - Equities revenue of $1.6B
- Excluding net DVA, sales and trading revenue of $3.6B increased 9% from 3Q20[3]
  - FICC revenue of $2.0B decreased 5%, driven by a weaker trading environment for mortgage and interest rate products, partially offset by improved client flows in foreign exchange[3]
  - Equities revenue of $1.6B increased 33%, driven by growth in client financing activities, a stronger trading performance and increased client activity[3]
- Noninterest expense of $3.3B increased 5% vs. 3Q20, driven by higher activity-based expenses
- Average VaR of $78MM in 3Q21[5]

[1] The explanation for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $2.0B, $1.9B and $2.0B for 3Q21, 2Q21 and 3Q20, respectively. Reported Equities sales and trading revenue was $1.6B, $1.6B and $1.2B for 3Q21, 2Q21 and 3Q20, respectively. See note E on slide 30 and slide 33 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 30. For important presentation information, see slide 33.
[5] See note F on slide 30 for the definition of VaR.

25

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported sales and trading revenue was $12.3B, $12.0B, $9.9B and $10.6B for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Reported FICC sales and trading revenue was $7.2B, $7.9B, $6.4B and $6.8B for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Reported Equities sales and trading revenue was $5.1B, $4.1B, $3.5B and $3.8B for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. See note E on slide 30 and slide 33 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note F on slide 30 for definition of VaR. 2021 YTD Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Global Derivatives House of the Year(T) • Clearing House of the Year(T) • Overall Leader for North America in Sustainable Finance(O) • No. 2 Global Research Firm(U) • No. 2 Global Fixed Income Research Team(U) • No. 1 Municipal Bonds Underwriter(V) 2021 YTD Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $10.8 $10.0 $12.1 $12.3 6.9 6.6 8.0 7.2 3.9 3.5 4.1 5.1 FICC Equities 2018 YTD 2019 YTD 2020 YTD 2021 YTD $0.0 $5.0 $10.0 $15.0 $466 $490 $485 $544 $34 $35 $79 $76 Avg. trading-related assets Avg. VaR 2018 YTD 2019 YTD 2020 YTD 2021 YTD $0 $200 $400 $600 $0 $25 $50 $75 $100 64% 36% U.S. / Canada International 51% 49% Credit / Other Macro3 26

All Other[1]

Summary Income Statement ($MM)	3Q21	Inc/(Dec) 2Q21	3Q20
Total revenue, net of interest expense	**($1,044)**	$441	($109)
Provision (benefit) for credit losses	**(48)**	5	(30)
Net charge-offs	***(41)***	*(8)*	*(16)*
Reserve build (release)	***(7)***	*13*	*(14)*
Noninterest expense	**351**	48	(208)
Pretax income	**(1,347)**	388	129
Pretax, pre-provision income[2]	***(1,395)***	*393*	*99*
Income tax (benefit)	**(1,293)**	2,303	481
Net income (loss)	**($54)**	($1,915)	($352)

- Net loss of $54MM, compared to net income of $1.9B in 2Q21 and $0.3B in 3Q20
  - 2Q21 and 3Q20 included positive income tax adjustments related to the revaluation of U.K. deferred tax assets[3] of $2.0B and $0.7B
- Revenue was down modestly, and included higher partnership losses for Environmental, Social and Governance (ESG) investments (offset in All Other tax expense)
- Noninterest expense declined 37%, driven primarily by lower litigation expense
- Total Corporate effective tax rate (ETR) for the quarter was 14%; excluding ESG tax credits, the ETR would have been approximately 25%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 30. For important presentation information, see slide 33.
[3] Absent the $2.0B and $0.7B income tax adjustments reported in 2Q21 and 3Q20, net income (loss) would have been ($176MM) and ($401MM). For important presentation information, see slide 33.

27

Appendix

$955 $928 $903 $919 $928 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 $800 $1,000 $1,200 Total Loans and Leases ($B) $932 $907 $883 $901 $911 312 300 283 283 281 187 189 190 198 202 357 340 326 323 329 75 78 84 96 99 Consumer Banking GWIM Global Banking Global Markets 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 $800 $1,000 $1,200 19 17 16 15 14 4 4 4 4 3 $23 $21 $20 $18 $17 Residential mortgage Home equity 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $10 $20 $30 Ending Loans and Leases1 Note: Amounts may not total due to rounding. 1 Includes balances related to PPP (included in Commercial loans) of $8.4B split between Consumer $4.9B, GWIM $0.4B and Global Banking $3.1B for 3Q21; balances of $15.7B split between Consumer $9.9B, GWIM $0.6B and Global Banking $5.1B for 2Q21; balances of $21.1B split between Consumer $11.9B, GWIM $0.8B and Global Banking $8.4B for 1Q21; balances of $22.7B split between Consumer $13.4B, GWIM $0.7B and Global Banking $8.6B for 4Q20; and balances of $24.7B split between Consumer $14.6B, GWIM $0.8B and Global Banking $9.4B for 3Q20. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) $440 $429 $412 $418 $423 $515 $499 $491 $501 $504 Consumer loans Commercial loans 3Q20 4Q20 1Q21 2Q21 3Q21 $0 $200 $400 $600 29 Ex. PPP $930 $905 $882 $903 $919 Ex. PPP $907 $884 $862 $885 $902 YoY ($27) YoY ($11) YoY ($21) YoY ($5)

Notes

[A] Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

[B] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	3Q21			2Q21			3Q20		
$ Millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 4,033	$ 247	$ 4,280	$ 4,024	$ (697)	$ 3,327	$ 2,718	$ 479	$ 3,197
Global Wealth & Investment Management	1,623	(58)	1,565	1,314	(62)	1,252	989	24	1,013
Global Banking	3,491	(781)	2,710	3,322	(831)	2,491	1,269	883	2,152
Global Markets	1,251	16	1,267	1,227	22	1,249	1,160	21	1,181
All Other	(1,347)	(48)	(1,395)	(1,735)	(53)	(1,788)	(1,476)	(18)	(1,494)
Total Corporation	$ 8,950	$ (624)	$ 8,326	$ 8,042	$ (1,621)	$ 6,421	$ 4,546	$ 1,389	$ 5,935

[C] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[D] Interest rate sensitivity as of September 30, 2021, reflects the pretax impact to forecasted net interest income over the next 12 months from September 30, 2021 resulting from an instantaneous parallel shock to the market-based forward curve. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The behavior of our deposits portfolio in the forecast is a key assumption in our projected estimate of net interest income.

The sensitivity analysis assumes no change in deposit portfolio size or mix from our baseline forecast to the alternate rate environment. In higher rate scenarios, any customer activity resulting in the replacement of low-cost or noninterest-bearing deposits with higher yielding deposits or market-based funding would reduce our benefit in those scenarios.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($20MM), ($34MM) and ($116MM) for 3Q21, 2Q21 and 3Q20, respectively, and ($56MM), ($77MM), ($136MM) and ($214MM) for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Net DVA gains (losses) included in FICC revenue were ($16MM), ($28MM) and ($107MM) for 3Q21, 2Q21 and 3Q20, respectively, and ($53MM), ($78MM), ($127MM) and ($187MM) for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Net DVA gains (losses) included in Equities revenue were ($4MM), ($6MM) and ($9MM) for 3Q21, 2Q21 and 3Q20, respectively, and ($3MM), $1MM, ($9MM) and ($27MM) for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively.

[F] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $28MM, $32MM and $22MM for 3Q21, 2Q21 and 3Q20, respectively, and $29MM, $23MM, $20MM and $18MM for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively.

30

Business Leadership Sources (A) Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study. (B) J.D. Power’s 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards. (C) J.D. Power 2021 U.S. Retail Banking Advice Satisfaction Study. (D) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. (E) Javelin 2021 Online and Mobile Banking Scorecards. (F) Experian AutoCount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of July 2021. (G) Keynova 2021 Mortgage-Home Equity Scorecard. (H) FDIC, 2Q21. (I) Industry 2Q21 FDIC call reports. (J) AITE Group, 2021. (K) Professional Wealth Management, a Financial Times publication, 2021. (L) Celent, 2021. (M) WealthManagement.com, 2021. (N) The Digital Banker, 2021. (O) Global Finance, 2021. (P) Euromoney, 2021. (Q) Global Finance Treasury & Cash Management Awards, 2021. (R) Transaction Banking Awards, The Banker, 2021. (S) Greenwich, 2021. (T) GlobalCapital, 2021. (U) Institutional Investor, 2020. (V) Refinitiv, 2021. 31

Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the ability to achieve environmental, social and governance goals and commitments; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.   32

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended September 30, 2021, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 3Q21 Financial Results on slide 8 and on the Summary Income Statement for each segment. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $101MM, $110MM, $111MM, $113MM and $114MM for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2021, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 33